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                                                                    EXHIBIT 99.5


                       INTEGRATED SECURITY SYSTEMS, INC.

                               OFFER TO EXCHANGE
                     EXCHANGE WARRANTS FOR PUBLIC WARRANTS

     THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON APRIL 17, 1998.

To Our Clients:

         Enclosed for your consideration are the Offering Circular dated February 26, 1998 (the "Offering Circular"), and the related Letter of Transmittal (which together with the Offering Circular, the "Offer"), to issue warrants (the "Exchange Warrants") to purchase 2.1 shares of the Company's common stock, par value $.01 per share (the "Common Stock"), until April 20, 1999, at an exercise price of $3.17 per share of Common Stock, in exchange for the Company's currently outstanding Redeemable Common Stock Purchase Warrants (the "Public Warrants"), upon the terms and conditions set forth in the Offer. This material is being forwarded to you as the beneficial owner of the Public Warrants carried by us in your account but not registered in your name.

         WE ARE THE HOLDER OF RECORD OF PUBLIC WARRANTS HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH PUBLIC WARRANTS CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED TO TENDER PUBLIC WARRANTS HELD BY US FOR YOUR ACCOUNT.

         EACH WARRANT HOLDER SHOULD MAKE HIS OR HER OWN DECISION WHETHER TO TENDER PUBLIC WARRANTS, AND, IF SO, HOW MANY WARRANTS TO TENDER.

         We request instructions as to whether you wish to tender any or all of the Public Warrants held by us for your account, pursuant to the terms and conditions set forth in the Offer.

         Your attention is invited to the following:

         1. The Company's Board of Directors has approved the making of the Offer but has made no recommendation to warrant holders as to whether or not to tender their Public Warrants in the Offer.

         2. The Offer is not conditioned upon any minimum number of Public Warrants being tendered.

         3. The Offer and withdrawal rights will expire at 12:00 midnight, New York City time, April 17, 1998.

         4. Any brokerage fees, commissions or stock transfer taxes applicable to the sale of Public Warrants to the Company pursuant to the Offer will be paid by the Company, except as otherwise provided in Instruction 7 of the Letter of Transmittal.

         If you wish to have us tender any or all of your Public Warrants, please so instruct us by completing, executing, detaching and returning to us the attached instruction form. An envelope to return your instructions to us is enclosed. If you authorize tender of your Public Warrants, all such warrants will be tendered unless otherwise specified on the attached instruction form.

         YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF BY THE EXPIRATION OF THE OFFER. THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON APRIL 17, 1998.

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         The Offer is not being made to, nor will tenders be accepted from or on behalf of, warrant holders in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction.


Tear Here                                                              Tear Here
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         INSTRUCTIONS WITH RESPECT TO THE OFFER TO EXCHANGE EXCHANGE
                        WARRANTS FOR PUBLIC WARRANTS

         The undersigned acknowledges receipt of your letter enclosing the Offer to Purchase dated February 26, 1998 of Integrated Security Systems, Inc., and the related Letter of Transmittal, relating to the issuance of warrants (the "Exchange Warrants") to purchase 2.1 shares of the Company's common stock, par value $.01 per share (the "Common Stock"), until April 20, 1999, at an exercise price of $3.17 per share of Common Stock for the Company's Redeemable Common Stock Purchase Warrants (the "Public Warrants").

         You are instructed to tender the number of Public Warrants indicated below (or, if no number is indicated below, all Public Warrants) held by you for the account of the undersigned, upon the terms and conditions set forth in such Offer to Purchase and the related Letter of Transmittal.

Number of Public Warrants to be Tendered(*) Sign Here

                              Warrants
------------------------------              -----------------------------------


                                            -----------------------------------
                                                          Signature(s)

                                            Name(s)
                                                   ----------------------------


                                            -----------------------------------
                                                      (Please print name(s)

                                            Address(es)
                                                       ------------------------


                                            -----------------------------------
                                                        (Include Zip Code)


Dated:                , 1998            Area Code and Telephone Number(s)
       ---------------                                                   ------

                                        Tax Identification or
                                          Social Security Number(s)
                                                                   ------------




(*)Unless otherwise indicated, it will be assumed that all your Public Warrants are to be tendered.




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